UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 30, 2007

ASCENT SOLAR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32919	20-3672603
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8120 Shaffer Parkway
Littleton, Colorado	80127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(303) 285-9885

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 30, 2007, the Board of Directors (the “Board”) of Ascent Solar Technologies, Inc. (the “Company”) elected Richard J. Swanson to fill the vacant Board seat previously held by Mark T. Waller.  Mr. Swanson, age 71,  served as Vice President and Chief Financial Officer of The Regional Transportation District in Denver, Colorado from 1974 to 1980, and now acts as a consultant and advisor to a number of business enterprises.

Mr. Swanson will serve on the Board’s Audit Committee, Compensation Committee and Nominating and Governance Committee; and he has been appointed as the Chairman of the Audit Committee.  The Board also has determined that Mr. Swanson is qualified to serve as the “audit committee financial expert.”

In consideration for his service on the Board and its committees, Mr. Swanson has been granted stock options to purchase 10,000 shares and 6,000 shares of the Company’s common stock, respectively.  These grants were made pursuant to the Company’s 2005 Stock Option Plan.  Mr. Swanson has no other direct or indirect financial arrangements with the Company.

The Board has determined that Mr. Swanson qualifies as an “independent director” under applicable rules and regulations.  With the appointment of Mr. Swanson, the Company’s Board is once again comprised of a majority of independent directors.

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

January 31, 2007	By:	/s/ Matthew B. Foster
Name: Matthew B. Foster
Title: President and CEO